Exhibit 99.1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, $.001 par value per share, of SpectRx, Inc., a Delaware corporation.

Dated: July 25, 2006	EASTON HUNT CAPITAL PARTNERS, L.P.

	By:	EHC GP, LP, its general partner

	By:	EHC, Inc., its general partner

	By:	/s/ Richard P. Schneider
	Name:	Richard P. Schneider
	Title:	Vice President

EHC GP, LP

	By:	EHC, Inc., its general partner

	By:	/s/ Richard P. Schneider
	Name:	Richard P. Schneider
	Title:	Vice President

EHC, INC.

	By:	/s/ Richard P. Schneider
	Name:	Richard P. Schneider
	Title:	Vice President